REVOCABLE PROXY

DCB BANCSHARES, INC.
Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Stephen J. Deadrick and George C. Cramer, and each or either of them, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of DCB Bancshares, Inc. (“DCB Bancshares”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of DCB Bancshares to be held at 3:00 p.m., ___________, ___________, 2017 and any adjournment or postponement thereof, for the purposes identified on this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any named director nominee should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Stockholders.

1.
Approval of the Agreement and Plan of Merger, dated as of February 1, 2017, by and between Old Line Bancshares, Inc. and DCB Bancshares, as the agreement may be amended from time to time, pursuant to which DCB Bancshares will merge with and into Old Line Bancshares, Inc., with Old Line Bancshares, Inc. as the surviving entity, and the merger contemplated by the merger agreement.

☐           FOR                      ☐           AGAINST                                ☐           ABSTAIN

The Board of Directors recommends a vote “FOR” approval of the merger agreement and merger in Proposal 1.

2.
Adjournment of the meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies in the event there are not sufficient votes at the time of the meeting to approve the merger agreement and merger.

☐           FOR                      ☐           AGAINST                                ☐           ABSTAIN

The Board of Directors recommends a vote “FOR” approval of the adjournment, if necessary, in Proposal 2.

3.
Election of the 10 director nominees named below to the Board of Directors of DCB Bancshares for the ensuing year and until their successors are duly elected and qualified:

[1] Donald W. Burdette	[2] Robert L. Carpenter, Jr.	[3] James R. Clifford, Sr.	[4] George C. Cramer
[5] Stephen J. Deadrick	[6] William F. Lindlaw	[7] Bernard L. Moxley, Jr.	[8] Gary L. Smith, Sr.
[9] John E. Tregoning	[10] William F. Willard, Sr.

☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY	☐ FOR ALL NOMINEES
NOMINEES	FOR ALL NOMINEES	EXCEPT (see instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee, vote “FOR ALL NOMINEES EXCEPT” and strike through that nominee’s name.

The Board of Directors recommends a vote “FOR ALL NOMINEES” in Proposal 3.

4.
Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR with respect to Proposal 1, FOR with respect to Proposal 2, FOR ALL NOMINEES with respect to Proposal 3, and in the discretion of the proxy holders as to any other matters that properly come before the meeting.

PLEASE PRINT NAME (S) HERE                                                                                                PLEASE SIGN HERE

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                                                                             Date: ____________________, 2017

NOTE: Joint holders must each sign this proxy. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing. If the holder is a corporation or other entity, this proxy must be signed by an authorized person in full corporate or entity name.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE 2017 ANNUAL MEETING OF STOCKHOLDERS: [ ]
5351972.1 41316/132825 03/28/2017